U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              RAY Development, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)

Florida                                    6531                      33-0967971
-------                                    ----                      ----------
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or             Classification Code Number)  Identification No.)
organization)

23 Corporate Plaza, Suite 180, Newport Beach, California                  92660
--------------------------------------------------------                  -----
(Address of registrant's principal executive offices)                (Zip Code)

                                 (949) 720-7320
                                  -------------
              (Registrant's Telephone Number, Including Area Code)


                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================== ================ ================= =================== ==============
       Title of each class            Amount      Proposed maximum  Proposed maximum      Amount of
          of securities               to be        offering price     aggregate        registration
        to be registered            registered        per share     offering price          fee
------------------------------- ---------------- ----------------- ------------------- --------------
Common Stock, $.001 par value       1,324,000           $0.05          $66,200            $15.82
=============================== ================ ================= =================== ==============

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             RAY Development, Inc.,
                              a Florida corporation

                        1,324,000 Shares of Common Stock


This prospectus relates to 1,324,000 shares of common stock of RAY Development, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which we believe were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

See "Risk Factors" on pages 5 to 9 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this prospectus is October 17, 2002
                           Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Forward Looking Statements...................................................10
Use of Proceeds..............................................................10
Determination of Offering Price..............................................10
Dilution.....................................................................10
Selling Security Holders.....................................................10
Plan of Distribution.........................................................11
Legal Proceedings............................................................12
Directors, Executive Officers, Promoters and Control Persons.................12
Security Ownership of Certain Beneficial Owners and Management...............13
Description of Our Securities................................................14
Interest of Named Experts and Counsel........................................14
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................14
Organization Within Last Five Years..........................................15
Description of Business......................................................15
Management's Discussion and Analysis of Financial Condition and
Results of Operations........................................................17
Description of Property......................................................18
Certain Relationships and Related Transactions...............................18
Market for Common Equity and Related Stockholder Matters.....................19
Executive Compensation.......................................................20
Financial Statements.........................................................21
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.........................................................38
Legal Matters................................................................38
Experts......................................................................38
Additional Information.......................................................38
Indemnification of Directors and Officers....................................38
Other Expenses of Issuance and Distribution..................................39
Recent Sales of Unregistered Securities......................................39
Exhibits.....................................................................40
Undertakings.................................................................40
Signatures.................................................................42-43

    Outside Back Cover Page
    Dealer Prospectus Delivery Obligation
    Until     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------


Our business:                      We incorporated in Florida on January 24,
                                   1996. Our principal business address is 23
                                   Corporate Plaza, Suite 180, Newport Beach,
                                   California 92660. Our telephone number is 949.720.7320.



                                   We are a business that recently began
                                   operations and has generated minimal
                                   revenues to date.

                                   We intend to be a diversified real estate renovation ^ and management company. By serving these functions, we believe we can provide our customers with quality living accommodations at an affordable price. We intend to ^ provide quality, comfortable rental units in the Inland Empire area of southern California and surrounding areas. This region consists of cities located in San Bernardino and Riverside Counties adjacent to Los Angeles and Orange Counties. We hope to expand our business activities to other areas of southern California, including Orange and Los Angeles Counties as well. We hope that the apartment units we renovate and manage will offer technologically advanced amenities, which we believe will serve the growing need for quality housing. Our primary objective is to maintain a high level of customer satisfaction because we believe that will set us apart from other similar companies. We hope that we can price our proposed services competitively while working toward expanding the number of units serviced by us, thereby increasing our profits.


                                   Our initial plan is to provide renovation and property management services for existing apartment complexes. We intend to modify and remodel the properties we are engaged to renovate or manage to meet the standards we establish. We expect that our housing units we will provide services for will be predominantly located in the Inland
                                   Empire. Our target customers will be property owners who rent to both retirees and low income families alike.

Number of shares being offered:    The selling security holders want to sell
                                   1,324,000 shares of our common stock. The selling security holders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offered shares were acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the
                                   Securities Act of 1933.


Number of shares outstanding:      6,649,000 shares of our common stock are
                                   issued and outstanding. We have no other securities issued.

Estimated use of proceeds:         We will not receive any of the proceeds from
                                   the sale of those shares being offered.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. As of June 30, 2002, the weighted average number of common shares that we have issued and outstanding is 6,649,000. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

   Income Statement      For the sixth months ended          For the period
                         --------------------------          from inception
                               June 30, 2002              (January 24, 1996) to
                               -------------                  June 30, 2002
                                                          ---------------------

Revenues                          $6,762                        $6,762
                                  ------                        ------
Net Income (Loss)                ($8,151)                      ($25,468)
                                 --------                      ---------
Net Income (Loss)                   -                            (.02)
Per Share                          -----                         -----




      Balance Sheet            June 30, 2002               December 31, 2001
                               -------------               -----------------

Total Assets                      $20,132                       $34,800
                                  -------                       -------
Total Liabilities                    $0                         ($6,517)
                                     --                         --------
Shareholders' Equity              $20,132                       $28,283
                                  -------                       -------




                                  RISK FACTORS

In addition to the other information in this prospectus, the following summary of risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his or her investment should forego purchasing our common stock.

Risks related to our business:


We anticipate that we will lose money in the foreseeable future and we may not be able to achieve profitable operations which will jeopardize our ability to continue as a going concern.


We were formed in 1996, but have only recently reformulated the business plan we intend to use to conduct our proposed operations. As such, we have a very limited operating history. Until March 2001, when our new management joined us, we were a dormant company and conducted no business activities. As of October 2002, we have omly completed one renovation project, through we hope to enter contracts to complete similar projects as we expand our operations and promote our services. We will encounter difficulties as an early stage company in the rapidly evolving and highly competitive real estate management and renovation industry. From our inception on January 24, 1996, to June 30, 2002, we incurred a net loss of $25,468 and we expect to continue to incur net losses for the foreseeable future. Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as identifying suitable property owner-clients and raising the necessary funds to begin offering renovation and management services. To implement our business plan, we will be required to obtain additional financing. We cannot guaranty that such additional financing will be available. As of the date of this registration statement, we have not identified a potential source for such financing.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in development stage companies. In identifying and obtaining service contracts with potential clients, we expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We cannot guaranty that we will be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all. If we are not able to achieve profitable operations and we continue to incur net losses, our ability to continue as a going concern could be jeopardized.

(material omitted)

If we are unable to obtain acceptable financing, we may not be able to develop our business and implement our growth strategy which will jeopardize our ability to earn revenues.


We require substantial amounts of financing to fund our business and we cannot be sure that financing will be available. We will need financing in order to market our services to potential clients. We will also need financing for our proposed renovation activities. We currently anticipate that our available funds will be sufficient to meet our anticipated needs for operating capital through the next twelve months. However, we will need to arrange for additional financing in order to further our business plan. We may arrange to acquire such financing through loans or through the sale of our common stock. Any equity financing will dilute the ownership interests of our existing shareholders. Moreover, we cannot be certain that additional financing will be available to us on favorable terms or that such financing will be available at all. If we are unable to obtain sufficient additional capital when needed, we may have to alter our business strategy, delay or abandon some of our plans. Any of these events would harm our ability to generate revenues.


(material omitted)

If we are unable to attract and retain high quality management and employees, our ability to conduct business will be harmed in that any mismanagement will hurt our ability to earn revenues.

We face significant competition in recruiting qualified employees. The construction, property management and property renovation industry in California is extremely competitive. Companies with greater name recognition and an established brand name will have an advantage in attracting qualified personnel. Our business may suffer if we are unable to recruit or retain a sufficient number of qualified employees, the costs of employee compensation or benefits increase substantially or the costs of arranging for subcontractors increase substantially. In addition, we will likely need to expend significant resources in training our property managers and employees. Training employees takes time and money. In the event we experience a high turnover during the course of our business, we may incur unforeseen recruiting and training costs. If we are forced to expend significant funds on such business activities, our ability to operate profitably will be negatively impacted.

Provisions of the Florida General Corporation Act may limit the liability of our officers and directors; therefore, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment.

The Florida General Corporation Act provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

(material omitted)

Our officers and directors are engaged in other activities that could conflict with our business interests, nor do we have any written employment agreements with the persons serving as our officers.

Our officers and directors engage in other activities and may engage in additional activities in the future. Specifically, Mark Jacques, our president, treasurer and a member of our board of directors, has been a real estate broker since 1993 with REMAX Real Estate in Newport Beach, specializing in the liquidation of real estate owned properties. From 1980 to the present, Robert Milliken, our corporate secretary and a member of our board of directors, has been a real estate salesperson with REMAX Real Estate in Newport Beach, where he has specialized in investment real estate properties, particularly apartments. From 1995 to the present, Bruce Younker, a member of our board of directors, has been a self-employed real estate broker and developer. As a result, our officers and directors do not provide services to us full time. The other business activities of our officers and directors represent a conflict of interest in terms of allocating time, services, and functions between the other business ventures and us. Moreover, we do not have written employment agreements with our officers. Therefore, there is no guarantee that our officers and directors will remain with us for any particular period of time. The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. In the event our officers are not able or willing to dedicate significant time to our business activities when, and if, we are able to purchase property, our ability to earn revenue may be harmed in that we will be forced to arrange for services from third parties or hire additional employees. Our ability to advance our business plan may be harmed by any of these factors.

(material omitted)

Risks related to owning our common stock:

Our officers, directors and principal security holders own approximately 80.09% of our outstanding shares of common stock, allowing these shareholders to control matters requiring approval of our shareholders and concurrently reducing the ability of the minority shareholders to control matters requiring shareholder approval.

As a result of the significant stock ownership by our officers, directors and principal security holders, investors will have little to no control over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we enter into transactions which require shareholder approval as our principal shareholders will have a significant say as to the price received for such shares. In addition, certain provisions of Florida corporation law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares as there will likely be little to no market for such shares if a public market does not develop.

There is no public market for shares of our common stock and there is no guarantee that an active public market will ever develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock as, absent a public market, there will likely be little to no market for our shares. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and general economic conditions. Factors such as announcements of property acquisition by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies. Any of these factors could affect our shareholders' ability to sell their shares. If our shareholders are not able to sell their shares, they may be forced to hold onto their shares when it would be more prudent to sell such shares. Therefore, an investment in us should be considered extremely illiquid.

Because we lack a public market for shares of our common stock, the selling security holders will arbitrarily determine the offering price of their shares; therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Since there is currently no public market for our common stock, the selling security holders will sell their shares for $0.05 per share until such time as our shares are quoted on a market such as the Over The Counter Bulletin Board, when the selling security holders may sell their shares at prevailing market prices or at privately negotiated prices. At that point, the selling security holders may arbitrarily determine the offering price of shares of our common stock. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock would be unsuitable for a person who cannot afford to lose his or her entire investment.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

1. the number of shares owned by each selling security holder prior to this offering;
2. the total number of shares that are to be offered for each selling security holder; and
3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. We have a total of 37 shareholders holding our stock, of which 34 are registering their shares in this registration statement. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. To the best of our knowledge, none of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

---------------------------------- -------------------------------- ------------------------------ ---------------------------------
 Name of Selling Security Holder     Amount of Shares of Common      Amount of Shares of Common        Amount of Shares and the
                                       Stock Owned by Selling        Stock to be Offered by the       Percentage of Common Stock
                                     Security Holder Before the        Selling Security Holder        Owned by Selling Security
                                              Offering                                               Holder After the Offering is
                                                                                                               Complete
---------------------------------- -------------------------------- ------------------------------ ---------------------------------

Robert Younker                                325,000                         325,000                            0
------------------------------------------------------------------------------------------------------------------------------------

Darrell A. Butler                             160,000                         160,000                            0
------------------------------------------------------------------------------------------------------------------------------------

Rae Rodgers                                   140,000                         140,000                            0
------------------------------------------------------------------------------------------------------------------------------------

Albert M. DiPaolo                             100,000                         100,000                            0
------------------------------------------------------------------------------------------------------------------------------------

Rock Maker Scrap Metal Corp.                  100,000                         100,000                            0
------------------------------------------------------------------------------------------------------------------------------------

Vanessa James                                 60,000                          60,000                             0
------------------------------------------------------------------------------------------------------------------------------------

James A. Nesbitt                              60,000                          60,000                             0
------------------------------------------------------------------------------------------------------------------------------------

John Angelo                                   50,000                          50,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Matthew Thomas Campbell                       50,000                          50,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Ralph Michael Perisi                          40,000                          40,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Ellen J. Hanson                               20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Theresa Rockmaker                             20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Danielle L. Rockmaker                         20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Richard Dunham                                20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Ashley M. Jacques                             20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Nicole M. Jacques                             20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------

George Scott Watrous                          15,000                          15,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Kasey L. Watrous                              15,000                          15,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Carl F. Thon                                  10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Gordon E. Reese                               10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Shirley M. Jacques                            10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Heather L. Jacques                            10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Gregory M. Jacques                            10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Herbert E. Godfrey                            10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Gloria Jean Godfrey                           10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------

David W. Walker                                5,000                           5,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Jerry Lynch                                    2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Robert E. Laskey                               2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Robert M. Koop, Jr.                            2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Jennifer J. Bell                               2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Daniel A. Bell                                 2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Brian L. Fitterer                              2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------

William A Berry, Jr.                           2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Plan of Distribution
--------------------

The offering by the selling security holders will start after this registration statement is declared effective. The selling security holders will sell at a fixed price of $0.05 per share until the shares are quoted on the OTC Bulletin Board. The selling security holders may sell our common stock in negotiated transactions or otherwise. After quotation on the OTC Bulletin Board, the selling security holders may sell our common stock at prices then prevailing or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately- negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. After shares of our stock held by the selling security holders are quoted on the OTC Bulletin Board, the price per share may vary from the $0.05 price per share at which it is now fixed. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may not sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. We depend on the efforts and abilities of certain of our senior management. The interruption of the services of key management could disrupt our operations, reduce profits and hinder future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. However, we have not negotiated any specific agreements no do we know of the terms or conditions of any such agreements. We anticipate that we will enter into employment agreements with our key executives if and when we are able to expand our operations. We cannot guaranty that each executive wll remain with us during or after the term of any employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.


Our directors and principal executive officers are as specified on the following table:

==================== ============== ========================================================================
Name                      Age       Position
-------------------- -------------- ------------------------------------------------------------------------
Mark Jacques              45        president, treasurer, principal financial officer and a director
-------------------- -------------- ------------------------------------------------------------------------
Robert Milliken           51        secretary, and a director
-------------------- -------------- ------------------------------------------------------------------------
Bruce Younker             58        director
==================== ============== ========================================================================





Mark R Jacques. Mr. Jacques has been our president, treasurer, and one of our directors since March 2001. Mr. Jacques spends approximately ten hours per week on our activities. From 1993 to the present, Mr. Jacques has been a real estate broker with REMAX Real Estate in Newport Beach, specializing in the liquidation of real estate owned properties. Mr. Jacques has been involved in the real estate industry for approximately 22 years and has possessed a California real estate broker's license since 1984. Mr. Jacques took business courses at Orange Coast College in Costa Mesa, California, for 2 years. From July 2000 to July 2001, Mr. Jacques was an officer and director of CCB Corp., a Nevada corporation which is a reporting company. After Mr. Jacques ended his affiliation with CCB Corp., that company subsequently changed its name to nightclubaccess.com. Mr. Jacques is not an officer or director of any other reporting company.

Robert Milliken. Mr. Milliken has been our corporate secretary and one of our directors since March 2001. Mr. Milliken spends approximately five hours per week on our activities. From 1980 to the present, Mr. Milliken has been a real estate salesperson with REMAX Real Estate in Newport Beach, where he has specialized in investment real estate properties, particularly apartments. Mr. Milliken also has a business background in construction and rehabilitating run-down apartment complexes. Mr. Milliken possesses a real estate salesperson's license and also possesses a commercial pilot's license for floatplanes. Mr. Milliken earned a Bachelor of Science degree in Forestry and Recreation from Central Washington University in 1974. Mr. Milliken is not an officer or director of any reporting company.


Bruce Younker. Mr. Younker has been one of our directors since May 2001. Mr. Younker spends approximately five hours per month on our activities. Mr. Younker began his business career in real estate with Berger Realty in 1970 where he was responsible for assembling large acreage for the development of golf course communities. In 1991, Mr. Younker left Berger Realty and started his own real estate development company. From 1995 to the present, Mr. Younker has been a self-employed real estate broker and developer. Mr. Younker has been involved in the real estate industry for approximately 30 years and has possessed a real estate broker license since 1970. Mr. Younker was the sole officer and director of MYG Corp., a Nevada corporation that is a reporting company from July 2000 to December 2000. MYG Corp. subsequently changed its name to BisAssist, Inc. Mr. Younker is not an officer or director of any other reporting company.



There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 17, 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.


======================= ========================================= =================================== =============================
Title of Class                      Name and Address               Amount and Nature of Beneficial           Percent of Class
                                  of Beneficial Owner                           Owner
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            Mark Jacques                                       2,000,000 shares                       30.08%
                        3294 Iowa Street
                        Costa Mesa, CA  92626                       president, secretary, director
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            Robert Milliken                                    2,000,000 shares                       30.08%
                        338 Broadway
                        Costa Mesa, CA  92626                            treasurer, director
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            Bruce Younker
                        6360 South Tamiami Trail                           1,325,000 shares
                        Sarasota, FL 34231                                     director                           19.93%
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            All directors and named executive                  5,325,000 shares                       80.09%
                        officers as a group
======================= ========================================= =================================== =============================

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.


Description Of Our Securities
-----------------------------

Description of Common Stock. Our authorized capital stock originally consisted of 7,000 shares of common stock with a $1.00 par value. On November 22, 2000, we amended our Articles of Incorporation to authorize 50,000,000 shares of $.001 par value common stock, of which 6,649,000 are issued and outstanding as of October 17, 2002. Holders of shares of our $.001 par value common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available for that purpose. All the shares of our $.001 par value common stock have equal voting rights and are nonassessable. Each share of our $.001 par value common stock is entitled to share ratably in any assets available for distribution to holders our equity securities upon our liquidation. Our Certificate of Incorporation does not provide holders of our common stock with any preemptive rights.

Description of Preferred Stock. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock, of which no such shares are issued and outstanding as of October 17, 2002. We have not designated the rights and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No expert or legal counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

The Florida General Corporation Act provides that, under certain circumstances, our officers and directors may be indemnified for certain acts performed while acting as our officers and/or directors.

Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers and directors. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------


Transactions with Promoters. In March 2001, we issued 2,000,000 shares of our common stock to Mark Jacques, our president, treasurer, and a member of our board of directors, for services in formulating our current business plan, which he provided in March 2001 and which were valued at $2,000. Also in March 2001, we issued 2,000,000 shares of our common stock to Robert Milliken, our corporate secretary and a member of our board of directors, for services in developing our current business plan, which he provided in March 2001 and which were valued at $2,000. In May 2001, we issued 1,325,000 shares of our common stock to Bruce Younker, a member of our board of directors, for services in reformulating our business plan, which he provided in May 2001, and which were valued at $1,325. Finally, Robert Younker was issued 325 shares of our common stock prior to the amendment to our Articles of Incorporation which increased our authorized common stock from 7,000 shares of common stock to 50,000,000 shares of common stock. Mr. Younker was issued the shares for services including arranging for our incorporation in 1996, which were valued at $325. Those shares were issued prior to November 2000. Immediately following the amendment to our Articles of Incorporation which increased our authorized capital, our board of directors authorized the exchange of Mr. Younker's 325 shares for 325,000 shares of our common stock.


Description of Business
-----------------------

Our Background. We were incorporated in Florida on January 24, 1996.

Our Business. We intend to be a real estate renovation ^ and management services company. We do not intend to own or invest in any rental properties, but seek to provide services to owners of such properties. By providing renovation and management services, we believe we can provide our clients' properties with amenities that will furnish tenants with quality living accommodations at an affordable price. We intend to provide superior service to owners of quality, comfortable rental units in the Inland Empire area of southern California, and the surrounding areas. We hope to expand our operations into other areas of southern California. We have already completed one renovation contract with an owner of a rental property located in the Inland Empire area of southern California and, we are in the process of researching additional potential properties whose owners may be interested in our services. We anticipate that the apartment units for which we provide renovation or management services will offer technologically advanced amenities, which we believe will serve the growing need for quality housing. We hope that such amenities will include energy-saving construction and household appliances, alarm and security systems, pre-wiring for telephone and high-speed internet access, and pre-installed cable television capability. We are dedicated to providing our tenants with safe, attractive and hassle-free living environments. Our primary objective is to maintain a high level of customer satisfaction as we believe that we can match, and even beat our competition, if we are able to provide quality services. We hope to be able to operate by locating properties such as apartment buildings and other residential investment properties in our targeted area which are candidates for renovation, and offering our renovation and property management services to their owners. We anticipate that those renovations may include upgrades and amenities such as energy-saving features, pre-wiring for communications and home entertainment equipment, along with the routine updating of properties with new paint, carpet, tile, windows, doors, roofs, plumbing, and electrical fixtures. After completing the renovation, we hope to continue to serve those building owners by providing superior property management services. The type of management services we hope to provide include services such as advertising rental vacancies, screening tenants, arranging for necessary cleaning and maintenance to be performed, and collecting rent. We believe we will be able to provide high quality services because of our management's combined one hundred years experience in the real estate industry and commitment to giving customers premium services. We hope to be able to provide services at competitive market prices, while working toward expanding the number of units we are engaged to service and increasing total profits earned. Our initial focus is to locate existing apartment complexes that require renovation or property management services and obtaining service contracts with building owners. ^

Our Target Markets and Marketing Strategy. We intend to target properties located in the retirement communities and low-income areas of the Inland Empire region of southern California. Our main client base will primarily be investment property owners who rent to retirees and low-income families, and whom we believe will benefit from the level of quality, location, and technological amenities of the properties we hope to renovate and manage. We believe such properties are popular with retirees and low-income families because rents tend to be somewhat lower in the Inland Empire compared to Los Angeles and Orange Counties. We believe that tenants such these will be attracted to such rental properties that have been ^ upgraded with our proposed level of updated, state-of-the-art amenities.

We anticipate that we will market and promote our services by identifying owners of rental properties in our proposed area of operation and by utilizing the television, radio and print media to market our available services to property owners. Until we generate sufficient funds to increase our advertising expenditures, we believe our most valuable marketing strategy is word of mouth advertising. We will strive to provide our future clients and thereby provide their tenants with quality apartment communities coupled with quality service.

For example, we intend to utilize an early move-in bonus program where we will offer a free month of rent and two parking units for tenants that sign a lease before a certain date. We believe that such an incentive will not only create a demand for ^ units we manage, but also will generate a client base while decreasing the potential for extended unit vacancy.

Growth Strategy. We will initially seek to identify rental properties that are renovation candidates in the Inland Empire region of southern California, with the intention of expanding our efforts to the greater Los Angeles and Orange County areas and beyond. Our strategy is to provide renovation and property management services that result in safe, quality housing that provides state-of-the-art amenities at competitive prices, and maintain open communication with our tenants in order to provide a high level of tenant satisfaction. We also seek to build a positive reputation within the rental community and to continue to expand the number of units ^ maintained by us while increasing our level of profitability.

Our ability to generate internal growth will be affected by, among other factors, our success in:

     o expanding the range of services we offer to customers to address their evolving needs;
     o    identifying ^ owners of suitable properties;
     o    attracting new clients;
     o    hiring, training, and retaining qualified employees;
     o    expanding property under our management; and
     o    reducing operating and overhead expenses.

Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal growth could materially and adversely affect our ability to generate revenues.

Our operations may be subject to various risks, which are directly related to the general real estate market, and more particularly to the market for rental units in the location we propose to initially operate. If investment properties in general do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, owners may not be willing to engage our services for renovation or property management. In addition, our ability to generate income from properties we manage may be impacted by the following factors:


     o    general economic climate and supply of jobs in the area;
     o local conditions, such as oversupply of residential housing or a reduction in demand for residential housing in the area;
     o    the attractiveness of the properties to potential renters;
     o    the enrollment at local colleges;
     o    competition from other available housing; and
     o    increased operating costs, including real estate property taxes.



We cannot guaranty that any properties we manage will generate income sufficient to meet operating expenses. If we are not able to locate suitable rental property and obtain contracts to manage or renovate those properties, our business will suffer and our ability to earn revenues will be harmed.

Our Competition. The market for real estate renovation ^ and management services in the Inland Empire region of southern California is intensely competitive. There are currently numerous local and national companies that renovate or manage properties in this region of southern California, which will be competing with us as well as individually owned businesses. Competition may include companies that are larger and better capitalized than we are, and that have expertise and established name recognition. We believe that we can provide real estate renovation ^ and management services on a competitive basis. We hope to be able to match our competition in quality customer service. We believe that we can offer these services at competitive prices because of our management's extensive experience in the real estate industry, and because of our intention to operate with minimal overhead. However, we cannot guaranty that we will be able to compete with those competitors who have significantly greater financial, technical and marketing resources than we do. Moreover, we only recently began operations and we cannot guaranty that we will be able to obtain sufficient financing to complete our business development. Our failure to obtain sufficient financing will harm our ability to purchase suitable properties and, as a result, will harm our ability to generate revenues.

Government Regulation. The residential real estate that we propose to renovate and manage will be subject to regulation by numerous governmental authorities. These governmental authorities include federal, state and local health, environmental, labor relations, sanitation, building, zoning, fire and safety departments. Difficulties in obtaining or failure to obtain the necessary permits, licenses or approvals could delay or prevent the development or acquisition of a particular real property. As of October 17, 2002, we did not have any licenses or permits except for the real estate sales and brokers licenses held by our management. Any problems that we may encounter in renewing such licenses in one jurisdiction, may adversely affect our licensing status on a federal, state or local level in other relevant jurisdictions.

We are also subject to federal, state and local provisions regulating the discharge of materials into the environment or otherwise for the protection of the environment. Although we do not anticipate that our proposed operations will be significantly affected by compliance with environmental laws or regulations, federal, state and local governments are becoming increasingly sensitive to environmental issues, and we cannot predict what impact future environmental regulations may have on our proposed operations.

Intellectual Property. We do not presently own any patents, copyrights, trademarks, trade secrets, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. For example, our intellectual property consists of our unique trade name "RAY Development" which serves as a trademark to identify our services, and which we may incorporate into a website domain name, should we decide to promote our services by means of a website. Other additional intellectual property we may develop may be in the form of patentable business processes we devise in the course of operating our business and increasing our client base. In addition, our trade secrets may consist of service contractor or client lists or other proprietary data which we hope to accumulate as we build our client base. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets, our technology and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:


     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.


We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Our Research and Development. We are not currently conducting any research and development activities other than the research associated with identifying suitable rental property. The type of research includes several steps: surveying the Inland Empire Region of southern California area for the types of rental properties currently in service by identifying and visiting properly-zoned neighborhoods; monitoring property rental and sales listings; evaluating properties that are possible candidates for renovation by determining the age and general condition of those properties; and finally researching public records to identify the owners of such properties. We did not adopt our current business plan until March 2001 when we had a change in management, and have spent time since then evaluating and modifying our proposed business plan and its prospects for implementation.

Employees. As of October 17, 2002, we had two (2) employees. We do not currently anticipate that we will hire any employees in the next six months, unless we complete our business development. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development. For example, we may engage the services of professionals related to the real estate industry in conducting our business, such as property inspectors and appraisers, construction contractors and subcontractors, maintenance and cleaning services, and office staff. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

Facilities. Our executive, administrative and operating offices are located at 23 Corporate Plaza, Suite 180, Newport Beach, California 92660. Mark Jacques, our president, treasurer and one of our directors, currently provides office space to us at no charge. We do not believe that Mr. Jacques expects to be reimbursed for providing space to us.


Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from January 24, 1996, our date of formation, through June 30, 2002.
-----------------------------------------------------------------------------

Liquidity and Capital Resources. We had cash of $20,132 at June 30, 2002. We believe that our available cash is sufficient to pay our day-to-day operating expenditures for at least the next twelve months. From June through October 2001, we sold 999,000 shares of our common stock to thirty-three investors for $0.05 per share. The total proceeds were approximately $49,950. Those proceeds were used to provide us with working capital. As of June 30, 2002, we had no current liabilities and no long term commitments or contingencies.


Results of Operations.


Revenues. As of June 30, 2002 we have realized $6,762 in revenues from our operations. Our cost of sales was $5,631 making our gross profit $1,131. We anticipate that we will begin realizing more significant revenues only after we are able to identify ^ suitable rental properties for our renovation and management services. We will likely continue to experience net losses until that time.

Operating Expenses. For the period from January 24, 1996 (inception) to June 30, 2002, our total operating expenses were $9,282 for general and administrative expenses^. Therefore, from inception on January 24, 1996 to June 30, 2002, we experienced a net loss of $8,151.


We are not currently conducting any research and development activities other then our research regarding suitable real estate property. In the event that we are able to establish and expand our rental property holdings, then we may need to hire additional employees or independent contractors.


For the year ended December 31, 2001.


Liquidity and Capital Resources. We had cash of $34,800 at December 31, 2002. From June through October 2001, we sold 999,000 shares of our common stock to thirty-three investors for $0.05 per share. The total proceeds were approximately $49,950. Those proceeds were used to provide us with working capital. As of December 31, 2001, we had liabilities of $6,517 and no long term commitments or contingencies.

Results of Operations.

Revenues. As of December 31, 2001 we have realized no revenues from our operations. We anticipate that we will begin realizing more significant revenues only after we are able to identify suitable rental properties for our renovation and management services. We will likely continue to experience net losses until that time.

Operating Expenses. For the year ended December 31, 2001, our total operating expenses were $17,317 for general and administrative expenses. Therefore, we experienced a net loss of $17,317.


Our Plan of Operation for the Next Twelve Months. At June 30, 2002, we had cash reserves of $20,132. We believe that our current cash reserves are sufficient to pay for our operating expenses through the next twelve months. Our operating expenses include general and administrative operating expenses, which we have incurred at the rate of approximately $1,500 per month since January 2002. We do not plan to purchase rental properties, but merely to provide renovation and management services to owners of such properties, therefore we do not require funding to purchase. We believe that we obtaining the funding to purchase such properties would be difficult, and as such, have decided to focus on providing services for which we can collect fees upfront and from which we can pay our operating expenses, and retain the difference as profit. Our plan of operation is materially dependent on our ability to identify ^ suitable rental properties which are candidates for our renovation and management services so that we can generate revenues by obtaining contracts with those building owners to provide those services. We believe that we can identify suitable rental properties and market our services to the owners of those properties at minimal costs through our management's familiarity with the rental market and related service providers in our targeted area, along with access to property ownership records through public sources. We believe that the upfront costs of identifying such potential clients in this manner are minimal, which we can undertake with the experience of our management and the resources available to us. We anticipate compiling lists of suitable properties and contacting their owners to propose our services to them. Until we are able to acquire the number of contracts needed to service such rental properties to generate more significant revenues, we anticipate that the minimal revenues we generate will be used to further market our services, acquire contracts to service additional properties, and provide us with working capital and pay our legal and accounting fees. If we are unable to generate additional revenues within the next twelve months, then we anticipate that our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to conduct business such as administrative expenses, which includes costs to maintain our telephone and other operating expenses. Our president, director and principal shareholder, Mark Jacques, has paid our expenses since joining us in March 2001. We believe that Mr. Jacques will continue to pay our reasonable operating expenses. Our belief that Mr. Jacques will pay our expenses is based on the fact that Mr. Jacques has a significant equity interest in us. This equity interest consists of approximately 30% of our issued and outstanding common stock. We believe that Mr. Jacques will continue to pay our expenses as long as he maintains approximately this level of equity interest in us. We do not believe that Mr. Jacques intends to reduce his ownership in us. ^Although Mr. Jacques is not obligated to pay our operating expenses, we believe he will continue to do so until we are able to generate sufficient revenues to operate without his assistance.

Our ability to raise additional capital in the next twelve months through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and our growth. Our business strategy is to provide quality, comfortable rental units in the Inland Empire region of southern California and surrounding areas. We intend to offer apartment units with state-of-the-art living amenities. We believe there is a need for quality living accommodations in southern California. Our ability to implement this business strategy depends on our ability to:


     o obtain financing and acquire suitable real estate at reasonable prices in Orange County, California;
     o secure contracts with various third-party vendors such as contractors and construction companies which include favorable terms;
     o provide safe, quality housing that provides state-of-the-art amenities at competitive prices;
     o maintain open communication with our customers in order to provide a high level of customer satisfaction; and
     o continue to expand the number of units serviced and maintained, while also increasing our level of profitability.

We do not know whether we will be able to successfully implement our business strategy or whether our business strategy will be successful. Our future growth depends largely on our ability to successfully implement our business strategy. We may have difficulty generating revenues if we fail to implement our business strategy. If we are not able to implement our business strategy, we may be forced to significantly curtail our operations which will harm our ability to generate revenues.

We do not anticipate that we will hire any additional employees in the next six to twelve months, unless we generate significant revenues.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

        ===================================== =========================
        Property                                   June 30, 2002
        ------------------------------------- -------------------------
        Cash                                                   $49,800
        ------------------------------------- -------------------------
        Property and Equipment, net                                 $0
        ===================================== =========================

Our Facilities. Our executive, administrative and operating offices are located at 23 Corporate Plaza, Suite 180, Newport Beach, California 92660. We do not own any equipment or property. Mark Jacques, our president, treasurer and one of our directors, currentlyprovides office space to us at no charge. We do not believe that Mr. Jacques expects to be reimbursed for providing space to us, because he is our founding shareholder, and the office space provided to us is minimal, consisting only of storage space for our corporate records.


Certain Relationships and Related Transactions
----------------------------------------------

Mark Jacques, Robert Milliken, Bruce Younker, and Robert Younker were issued a total of 5,650,000 shares of our common stock in exchange for their services to us collectively valued at $5,650. Mark Jacques is our president, treasurer and a member of our board of directors. Robert Milliken is our corporate secretary and a member of our board of directors. Bruce Younker is a member of our board of directors. Robert Younker is the brother of Bruce Younker and one of our original shareholders.


Mark Jacques, pour president, treasurer and one of our directors, currently provides office space to us at no charge. We do not believe that Mr. Jacques expects to be reimbursed for providing office space to us.


With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors consent; and
     o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


There are no shares of our common stock that can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act other than those listed for sale by security holders. The number of holders of record of shares of our common stock is thirty-seven.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.


Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our executive officers during the years ending December 31, 2001 and 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.


=================================== ======= ============= ============= ===================== =====================
Name and Principal Position          Year      Annual      Bonus ($)        Other Annual           All Other
                                             Salary ($)                   Compensation ($)        Compensation
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Mark Jacques- president,            2001        None          None              None               $2,000(1)
treasurer
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
                                    2002        None          None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------



Robert Milliken - secretary         2001        None          None              None               $2,000 (1)
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
                                    2002        None          None              None                  None
=================================== ======= ============= ============= ===================== =====================

(1)Represents stock issued for services



Compensation of Directors. None of our directors receive extra compensation for their service on our board of directors, except as indicated below:


=================================== ======= ============= ============= ===================== =====================
Name and Principal Position          Year      Annual      Bonus ($)       Other Annual            All Other-
                                             Salary ($)                   Compensation ($)        Compensation
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Bruce Younker, director             2001        None          None              None               $1,325(1)
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
                                    2002        None          None              None                  None
=================================== ======= ============= ============= ===================== =====================

(1)Represents stock issued for services


Employment Contracts. We anticipate that we will enter into employment agreements with Mark Jacques and Robert Milliken, although we do not currently know the terms of those employment agreements. We have not negotiated the specific terms and conditions of such agreements. We do not anticipate entering into such agreements until and unless we earn sufficient revenues.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Both the stock option plan and the stock option agreements will provide that options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant. Other than the terms and conditions expressed herein, we have not formulated any other terms or conditions of the stock option plan or the stock option agreements. We do not anticipate that we will adopt a stock option plan in the foreseeable future.


Financial Statements
--------------------



                              RAY DEVELOPMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                             JUNE 30, 2002 AND 2001

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET



                                                             June 30,            December 31,
                                                              2002                  2001
                                                      ---------------------  -------------------
                                                          (Unaudited)
ASSETS
  Cash and cash equivalents                           $           20,132     $           34,800
                                                      ===================    ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities                                 $                -     $            6,517
                                                      -------------------    -------------------


STOCKHOLDERS' EQUITY
  Preferred stock, $0.001 par value;
    10,000,000 shares authorized,
    no shares issued and outstanding                                   -                      -
  Common stock, $0.001 par value;
    50,000,000 shares authorized,
    6,649,000 shares issued and outstanding                        6,649                  6,649
  Additional paid-in capital                                      38,951                 38,951
  Deficit accumulated during the development stage               (25,468)               (17,317)
                                                      -------------------    -------------------
     Total stockholders' equity                                   20,132                 28,283
                                                      -------------------    -------------------

     Total liabilities and stockholders' equity       $           20,132     $           34,800
                                                      ===================    ===================







The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                                       January 24,
                                                                     Six Months Ended                    1996
                                                                         June 30,                     (Inception) to
                                                         -----------------------------------------      June 30,
                                                                 2002                 2001                2002
                                                         ---------------------  ------------------  ------------------
Revenue                                                  $              6,762   $               -   $           6,762

Cost of sales                                                           5,631                   -               5,631
                                                         ---------------------  ------------------  ------------------

Gross profit                                                            1,131                   -               1,131

General and administrative expenses                                     9,282               5,800              26,599
                                                         ---------------------  ------------------  ------------------

Loss from operations before provision for income taxes                 (8,151)             (5,800)            (25,468)

Provision for income taxes                                                  -                   -                   -
                                                         ---------------------  ------------------  ------------------

Net loss                                                 $             (8,151)  $          (5,800)  $         (25,468)
                                                         =====================  ==================  ==================

Net loss per share - basic and diluted                   $                  -   $               -   $           (0.02)
                                                         =====================  ==================  ==================

Weighted average number of common shares
 outstanding                                                        6,649,000           3,381,475           1,269,087
                                                         =====================  ==================  ==================




The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                                     Deficit
                                                                                                   Accumulated
                                                         Common Stock              Additional       During the
                                               ---------------------------------    Paid-In        Development
                                                  Shares            Amount          Capital           Stage            Total
                                               --------------  ----------------- -------------- ------------------ --------------
Balance, January 24, 1996                      $           -    $             -  $           -  $               -  $           -

Issuance of founder shares for services            5,650,000              5,650              -                  -          5,650
  - March 2001

Sale of shares for cash at $0.05 per share
  - June 2001, net of costs                          402,000                402         15,673                  -         16,075

Net loss                                                   -                  -              -             (5,800)        (5,800)
                                               --------------  ----------------- -------------- ------------------ --------------

Balance, June 30, 2001 (Unaudited)                 6,052,000              6,052         15,673             (5,800)        15,925

Sales of shares for cash at $0.05 per share
  - July through October 2001, net of costs          597,000                597         23,278                  -         23,875
                                               --------------  ----------------- -------------- ------------------ --------------

Balance, October 31, 2001                          6,649,000              6,649         38,951             (5,800)        39,800

Net loss                                                   -                  -              -            (11,517)       (11,517)
                                               --------------  ----------------- -------------- ------------------ --------------

Balance, December 31, 2001                         6,649,000              6,649         38,951            (17,317)        28,283

Net loss                                                   -                  -              -             (8,151)        (8,151)
                                               --------------  ----------------- -------------- ------------------ --------------

Balance, June 30, 2002 (Unaudited)                 6,649,000    $         6,649  $      38,951  $         (25,468) $      20,132
                                               ==============  ================= ============== ================== ==============




The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                       January 24,
                                                                       Six Months Ended                    1996
                                                                           June 30,                   (Inception) to
                                                             --------------------------------------      June 30,
                                                                   2002                2001                2002
                                                             ------------------  ------------------  -----------------
     CASH FLOWS FROM OPERATING ACTIVITIES
          Net loss                                           $          (8,151)  $          (5,800)   $       (25,468)
          Stock issued for services                                          -               5,650              5,650
          Decrease in accounts payable and accrued expenses             (6,517)                  -                  -
                                                             ------------------  ------------------  -----------------
     NET CASH USED IN OPERATING ACTIVITIES                             (14,668)               (150)           (19,818)

     CASH FLOWS FROM FINANCING ACTIVITIES
          Sale of common stock                                               -              16,075             39,950
          Advances paid by shareholders                                      -               4,025             10,000
          Reimbursement of advances by shareholders                          -              (4,025)           (10,000)
                                                             ------------------  ------------------  -----------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                               -              16,075             39,950

     INCREASE IN CASH AND CASH EQUIVALENTS                             (14,668 )            15,925             20,132

     CASH AND CASH EQUIVALENTS - beginning of period                    34,800                   -                  -
                                                             ------------------  ------------------  -----------------

     CASH AND CASH EQUIVALENTS - end of period               $          20,132   $          15,925   $         20,132
                                                             ==================  ==================  =================



     SUPPLEMENTAL INFORMATION:
         During the period January 24, 1996 to June 30, 2002, the Company paid no cash for interest or income taxes.

     NON-CASH FINANCIAL ACTIVITY:
         The Company issued 5,650,000 shares of common stock for services valued at $5,650. A stockholder advanced $10,000 to pay for costs associated with the sale of common stock.







The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001



   NOTE 1 -         DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
                    ACCOUNTING POLICIES

                    Nature of Operations
                    --------------------
                    RAY Development, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Florida on January 24, 1996, and had no activity until March 2001.

                    Financial Information. The accompanying unaudited interim financial statements have been prepared by the Company, in accordance with generally accepted accounting principles pursuant to Regulation S-B of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Accordingly, these interim financial statements and related notes as contained in this Form SB-2 for the year ended December 31, 2001. In the opinion of management, the interim financial statements reflect all adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented. The results of the operations for the six months ended June 30, 2002 are not necessarily indicative of results of operations to be expected for the full year.

                    Use of Estimates
                    ----------------
                    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                    Cash and Cash Equivalents
                    -------------------------
                    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                    Income Taxes
                    ------------
                    Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

                    Earnings Per Share
                    -------------------
                    The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share," which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of June 30, 2002, the Company had no securities that would effect loss per share if they were to be dilutive.

                    Comprehensive Income
                    --------------------
                    SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001



NOTE 2 -          INCOME TAXES

                    The components of the provision for income taxes for the period from January 1, 2002 to June 30, 2002 are as follows:

                     Current Tax Expense
                         U.S. Federal                            $           -
                         State and Local                                     -
                                                                 --------------
                     Total Current                                           -
                                                                 --------------

                     Deferred Tax Expense
                         U.S. Federal                                        -
                         State and Local                                     -
                                                                 --------------
                     Total Deferred                                          -
                                                                 --------------

                     Total Tax Provision (Benefit) from
                      Continuing Operations                      $           -
                                                                 ==============

                    The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                    Federal Income Tax Rate                              34.0%
                    Effect of Valuation Allowance                      (34.0)%
                                                                 -------------
                    Effective Income Tax Rate                             0.0%
                                                                 =============

                    At June 30, 2002, the Company had net carryforward losses of $25,468. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

                    Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 2002 are as follows:

                    Deferred Tax Assets
                     Loss Carryforwards                          $       8,659

                     Less:  Valuation Allowance                         (8,659)
                                                                 -------------
                     Net Deferred Tax Assets                     $           -
                                                                 =============

                    Net operating loss carryforwards expire in 2021.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001



NOTE 3 -            COMMON STOCK

                    In March 2001, the Company issued 5,650,000 shares of common stock for services valued at $5,650.

                    From June 2001 to October 2001, the Company sold 999,000 shares of common stock for gross proceeds of $49,950. The Company incurred costs of $10,000 related to this sale (see
                    Note 4). These costs have been charged against the proceeds in the financial statements.

NOTE 4 -            RELATED PARTY TRANSACTIONS

                    The Company neither owns nor leases any real or personal property. The officers/directors of the Company provide office and other services without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. These individuals are involved in other business activities and may, in the future, become involved in other business opportunities.

                    The Company is obligated to a stockholder pursuant to a note, dated June 4, 2001, in the amount of $10,000. These funds were used to pay the costs of the sale of common stock described in Note 3. The note bears no interest and is due upon demand. The Company paid the obligation on December 3, 2001.

                              RAY DEVELOPMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors of Ray Development, Inc.:

We have audited the accompanying balance sheet of Ray Development, Inc. (A Development Stage Company) as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the year then ended and for the period from January 24, 1996 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ray Development, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the year then ended and for the period from January 24, 1996 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




                                     MERDINGER, FRUCHTER ROSEN & CORSO, P.C.
                                     Certified Public Accountants

New York, New York
March 15, 2002

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET




                                                               December 31,
                                                                   2001
                                                            ------------------

      ASSETS
           Cash and cash equivalents                        $          34,800
                                                            ==================

      LIABILITIES AND STOCKHOLDERS' EQUITY
      Current Liabilities
           Accounts payable and accrued expenses            $           6,517
                                                            ------------------


      STOCKHOLDERS' EQUITY
        Preferred stock, $0.001 par value;
          10,000,000 shares authorized,
          no shares issued and outstanding                                  -
        Common stock, $0.001 par value;
          50,000,000 shares authorized,
          6,649,000 shares issued and outstanding                       6,649
        Additional paid-in capital                                     38,951
        Deficit accumulated during
          the development stage                                       (17,317)
                                                            ------------------
           Total stockholders' equity                                  28,283
                                                            ------------------

           Total liabilities and stockholders' equity       $          34,800
                                                            ==================




The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                                   January 24, 1996
                                                                 Year Ended         (Inception) to
                                                                December 31,         December 31,
                                                                    2001                 2001
                                                            ---------------------  ------------------
 Revenue                                                    $                  -   $               -

 General and administrative expenses                                      17,317              17,317
                                                            ---------------------  ------------------

 Loss from operations before provision for income taxes                  (17,317)            (17,317)

 Provision for income taxes                                                    -                   -
                                                            ---------------------  ------------------

 Net loss                                                   $            (17,317)  $         (17,317)
                                                            =====================  ==================

 Net loss per share - basic and diluted                     $                  -   $               -
                                                            =====================  ==================

 Weighted average number of common shares
  outstanding                                                          6,649,000           6,649,000
                                                            =====================  ==================







The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                                     Deficit
                                                                                                   Accumulated
                                                         Common Stock             Additional       During the
                                               ---------------------------------    Paid-In        Development
                                                  Shares            Amount          Capital           Stage            Total
                                               --------------  ----------------- -------------- ------------------ --------------
Balance, January 24, 1996                                  -    $             -   $          -    $             -   $          -

Issuance of founder shares for services
  - March 2001                                     5,650,000              5,650              -                  -          5,650

Sale of shares for cash at $0.05 per share
  - June through December 2001, net of costs         999,000                999         38,951                  -         39,950

Net loss                                                   -                  -              -            (17,317)       (17,317)
                                               --------------  ----------------- -------------- ------------------ --------------

Balance, December 31, 2001                         6,649,000    $         6,649   $     38,951    $       (17,317)  $     28,283
                                               ==============  ================= ============== ================== ==============







The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS


                                                                                                January 24, 1996
                                                                           January 1, 2001 to   (Inception) to
                                                                           December 31, 2001    December 31, 2001
                                                                           ------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                              $         (17,317)        $   (17,317)
     Stock issued for services                                                         5,650               5,650
     Increase in accounts payable and accrued expenses                                 6,517               6,517
                                                                           ------------------  ------------------
NET CASH USED IN OPERATING ACTIVITIES                                                 (5,150)             (5,150)

CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of common stock                                                             49,950              49,950
     Costs associated with the sale of common stock                                  (10,000)            (10,000)
                                                                           ------------------  ------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                             39,950              39,950
                                                                           ------------------  ------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                                 34,800              34,800

CASH AND CASH EQUIVALENTS - beginning of period                                            -                   -
                                                                           ------------------  ------------------

CASH AND CASH EQUIVALENTS - end of period                                  $          34,800   $          34,800
                                                                           ==================  ==================

SUPPLEMENTAL INFORMATION:
    During the period January 24, 1996 to December 31, 2001, the Company paid no cash for interest or income taxes.

NON-CASH FINANCIAL ACTIVITY:
    The Company issued 5,650,000 shares of common stock for services valued at $5,650.






The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Operations
         --------------------
         RAY Development, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No.
         7. The Company was incorporated under the laws of the state of Florida on January 24, 1996 and had no activity until March 2001.

         Use of Estimates
         ----------------
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents
         -------------------------
         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Income Taxes
         ------------
         Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

         Earnings Per Share
         ------------------
         The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 2001, the Company had no securities that would effect loss per share if they were to be dilutive.

         Comprehensive Income
         --------------------
         SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



NOTE 2 - INCOME TAXES

         The components of the provision for income taxes for the period from January 1, 2001 to December 31, 2001 are as follows:

         Current Tax Expense
             U.S. Federal                                         $           -
             State and Local                                                  -
                                                                  --------------
         Total Current                                                        -
                                                                  --------------

         Deferred Tax Expense
             U.S. Federal                                                     -
             State and Local                                                  -
                                                                  --------------
         Total Deferred                                                       -
                                                                  --------------

         Total Tax Provision (Benefit) from
          Continuing Operations                                   $           -
                                                                  ==============

         The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

         Federal Income Tax Rate                                          34.0%
         Effect of Valuation Allowance                                   (34.0)%
                                                                  --------------
         Effective Income Tax Rate                                         0.0%
                                                                  ==============

         At December 31, 2001, the Company had net carryforward losses of $17,317. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

         Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001 are as follows:

         Deferred Tax Assets
          Loss Carryforwards                                      $       5,888

          Less:  Valuation Allowance                                     (5,888)
                                                                  -------------
          Net Deferred Tax Assets                                 $           -
                                                                  =============


         Net operating loss carryforwards expire in 2021.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



NOTE 3 - COMMON STOCK

         The Company issued 5,650,000 shares of common stock for services valued at $5,650.

         The Company sold 999,000 shares of common stock for gross proceeds of $49,950. The Company incurred costs of $10,000 related to this sale (see Note 4). These costs have been charged against the proceeds in the financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

         The Company neither owns or leases any real or personal property. The officers/directors of the Company provide office and other services without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. These individuals are involved in other business activities and may, in the future, become involved in other business opportunities.

         The Company is obligated to a stockholder pursuant to a note, dated June 4, 2001, in the amount of $10,000. These funds were used to pay the costs of the sale of common stock described in Note 3. The note bears no interest and is due upon demand. On December 31, 2001, the Company repaid the note due to the stockholder.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In October 2001, our Board of Directors appointed Merdinger, Fruchter, Rosen & Company, P.C., independent accountant, to audit our financial statements for the period from January 24, 1996, our date of formation, through June 30, 2002. Prior to our appointment of Merdinger, Fruchter, Rosen & Company, P.C., as our auditor, our financial statements had not been audited.


There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from January 24, 1996, our date of formation, through June 30, 2002, appearing in this prospectus which is part of this registration statement have been audited by Merdinger, Fruchter, Rosen & Company, P.C., and are included in reliance upon such reports given upon the authority of Merdinger, Fruchter, Rosen & Company, P.C., as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

The Florida General Corporation Act provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such officer and director for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer or director must have acted in good faith and in a manner such officer or director believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. None of the expenses will be borne by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

========================================= ==================== ================
Registration Fees                         Approximately                 $15.82
----------------------------------------- -------------------- ----------------
Transfer Agent Fees                       Approximately                $650.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving           Approximately                $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                Approximately              $5,000.00
----------------------------------------- -------------------- ----------------
Accounting Fees                           Approximately              $2,500.00
========================================= ==================== ================

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Between June and October 2001, we issued 999,000 shares in a private placement of our common stock to thirty-three investors for $0.05 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors, all of whom were personal or business associates of our management. We believe that each purchaser who was not an accredited investor had such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The net proceeds to us were $49,950.

In March 2001, we issued 2,000,000 shares of our common stock to Mark Jacques, our president, treasurer, and one of our directors. Mr. Jacques was an "accredited investor" as he was our president, treasurer, and one of our directors at the time of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $2,000.

In March 2001, we issued 2,000,000 shares of our common stock to Robert Milliken, our secretary and one of our directors. Mr. Milliken was an "accredited investor" as he was our secretary and one of our directors at the time of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $2,000.

In March 2001, we issued 325,000 shares of our common stock to Robert Younker, one of our founding shareholders. We believe that Mr. Younker has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $325.

In May 2001, we issued 1,325,000 shares of our common stock to Bruce Younker, who is one of our directors. Mr. Younker was an "accredited investor" as he was one of our directors at the time of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $1,325.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation*

3.2                        Amended and Restated Bylaws*

3.3                        Certificate of Amendment to Articles of
                           Incorporation*

5.                         Opinion Re: Legality

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings**

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel***

24. Power of Attorney is included on the Signature Page of the Registration Statement


*        Included in Registration Statement on Form SB-2 filed on January
         8, 2002
**       Included in Financial Statements
***      Included in Exhibit 5


Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration
                           Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Newport Beach, California, on October 17, 2002.


                                  RAY Development, Inc.
                                  a Florida corporation



                                  By:      /s/ Mark Jacques
                                           ----------------------------------
                                           Mark Jacques
                                  Its:     president, treasurer, principal
                                           financial officer and a director


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Mark Jacques                                      October 17, 2002
-----------------------------
Mark Jacques
president, treasurer principal financial officer
and a director

/s/ Robert Milliken                                   October 17, 2002
-----------------------------
Robert Milliken
secretary and a director


/s/ Bruce Younker                                     October 17, 2002
-----------------------------
Bruce Younker
director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Mark Jacques with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

RAY Development, Inc.




/s/ Mark Jacques                                     October 17, 2002
--------------------------------------------
Mark Jacques
president, treasurer and a director


/s/ Robert Milliken                                  October 17, 2002
--------------------------------------------
Robert Milliken
secretary and a director


 /s/ Bruce Younker                                   October 17, 2002
--------------------------------------------
Bruce Younker
director